EX-99.14.a
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 Pre-Effective Amendment No. 2 (File No. 333-180598) of :
(i)	our report dated April 23, 2012, relating to the financial statements and financial highlights which appear in the February 29, 2012 Annual Report to Shareholders of Invesco Van Kampen California Value Municipal Income Trust, which is incorporated by reference into the Registration Statement;

(ii)	our report dated April 23, 2012, relating to the financial statements and financial highlights which appear in the February 29, 2012 Annual Report to Shareholders of Invesco California Municipal Income Trust, which is incorporated by reference into the Registration Statement;

(iii)	our report dated April 23, 2012, relating to the financial statements and financial highlights which appear in the February 29, 2012 Annual Report to Shareholders of Invesco California Quality Municipal Securities, which is incorporated by reference into the Registration Statement;

(iv)	our report dated April 23, 2012, relating to the financial statements and financial highlights which appear in the February 29, 2012 Annual Report to Shareholders of Invesco California Municipal Securities, which is incorporated by reference into the Registration Statement;
We also consent to the references to us under the headings “Information on the Funds’ Independent Registered Public Accounting Firm” in the statements of additional information which are incorporated by reference into the Registration Statement.
/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Houston, Texas
June 7, 2012